EXHIBIT 99.1

ULTICOM ANNOUNCES AUDIT COMMITTEE REVIEW OF MATTERS RELATING TO GRANTS OF STOCK OPTIONS; PROVIDES SELECTED UNAUDITED FINANCIAL RESULTS

Q4 Sales of $15.6 million; Record Cash, Cash Equivalents, and Short-Term Investments of $275 million

MT. LAUREL, NJ, March 14, 2006 -- Ulticom, Inc. (NASDAQ: ULCM) today announced the review by the Audit Committee of its Board of Directors of matters relating to the company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The Audit Committee will be assisted by independent legal counsel.

It has not been determined whether the review will result in any restatement of the company's historical financial statements and, if so, the years affected and the amounts involved. Any such restatements will not have an impact on historical revenues or operating results excluding stock option related expenses.

In the fourth quarter ended January 31, 2006, the company achieved sales of $15,629,000, and ended the quarter with record cash, cash equivalents, and short-term investments of $275,006,000.

The company will seek to release its full results for the fourth quarter and year ended January 31, 2006 as soon as practicable after the completion of the Audit Committee's review and the determination of whether any restatement of the company's historical financial statements is required. The company cautions that investors should not make assumptions about the cost of sales, gross margin, operating expenses, income from operations, net income, earnings per share or other financial statement items that may be affected by stock option related expenses.

CONFERENCE CALL POSTPONED

The conference call scheduled for March 15, 2006, has been postponed, pending completion of the review.

Note: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review; risks associated with the development and acceptance of new products and product features; risks associated with the company's dependence on a limited number of customers for a significant percentage of the company's revenues; changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; aggressive competition may force the company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and withincreased expenditures; risks associated with holding a large proportion of the company's assets in cash equivalents and short-term investments; risks associated with the company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the company's Signalware products; risks associated with future networks not

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utilizing signaling systems and protocols that the company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of thecompany's products with those of equipment manufacturers and application developers and the company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the company's reliance on a limited number of independent manufacturers to manufacture boards for the company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the company's intellectual property rights and the inappropriate use by others of the company's proprietary technology; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

CONTACT:

Chris Tunnard
Ulticom, Inc.
(856) 787-2972